Exhibit 31.5

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, William David Wood III, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Agilysys, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 29, 2020

By:	/s/ William David Wood III
William David Wood III
Chief Financial Officer
(Principal Financial Officer)